UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2012

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(212) 716-1977

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

The officers of the Company have concluded that a charge for impairment of approximately $1,200,000 is required under generally accepted accounting principles applicable to the Company, which charge will be reflected in the Company’s financial statements for the fiscal year ended December 31, 2011. The impairment charge will not result in any cash expenditures by the Company. The charge is being incurred in connection with the termination of that certain Master Services Agreement by and between the Company and Brilliant Digital Entertainment, Inc., dated March 26, 2010, as amended, and the termination of that certain Marketing Services Agreement by and between the Company and Brilliant Digital Entertainment, Inc., dated March 26, 2010, as amended, which terminations were previously reported on the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2011. The agreements were previously recorded as intangible assets on the Company’s balance sheet and the Company has determined that the assets have no further value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: January 20, 2012	By:	/s/ Nathan Fong
Nathan Fong Chief Financial Officer

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